Exhibit 32

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of United Technologies Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: April 20, 2007	/s/ George David
George David
Chairman and Chief Executive Officer

Date: April 20, 2007	/s/ Louis R. Chênevert
Louis R. Chênevert
President and Chief Operating Officer

Date: April 20, 2007	/s/ James E. Geisler
James E. Geisler
Vice President, Finance

Date: April 20, 2007	/s/ Gregory J. Hayes
Gregory J. Hayes
Vice President, Accounting and Finance;
Controller